UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 15, 2025

CIM Real Estate Finance Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Commission file number 000-54939

Maryland		27-3148022
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
2398 East Camelback Road, 4th Floor
Phoenix,	Arizona	85016
(Address of principal executive offices)		(Zip Code)
	(602)	778-8700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.
On August 15, 2025, CMFT RE Lending RF Sub WF, LLC (“Lender Sub”), an indirect wholly-owned subsidiary of CIM Real Estate Finance Trust, Inc. (the “Company”), entered into that certain Fourth Amendment to Master Repurchase and Securities Contract (the “Fourth Amendment”) with Wells Fargo Bank, National Association (“Wells Fargo”), which amended that certain Master Repurchase and Securities Contract, by and between Lender Sub and Wells Fargo, dated May 20, 2021 (the “CMFT Repurchase Agreement”), which was entered into for the purpose of providing financing in connection with Wells Fargo’s purchase of certain eligible assets from the Lender Sub via advances from Wells Fargo to the Lender Sub (the “CMFT Repurchase Facility”), as described in the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 26, 2021, and as amended on October 28, 2021, March 4, 2022, and August 31, 2022 as discussed in a Current Report on Form 8-K filed with the SEC on November 3, 2021, March 10, 2022, and September 7, 2022, respectively. The Fourth Amendment, among other things, extends the facility termination date from August 30, 2025 to August 30, 2026. Additionally, the fee letter that was entered into in connection with the CMFT Repurchase Agreement was amended and restated to, among other things, reduce the maximum financing amount of the CMFT Repurchase Facility from $750.0 million to approximately $512.0 million. Other than the modified terms described above, the material terms of the CMFT Repurchase Agreement and the CMFT Repurchase Facility, as previously amended, remain unchanged.
In addition, on August 15, 2025 (the “Closing Date”), CLR RE Lending Sub WF, LLC (the “CLR Seller”), a subsidiary of CIM Commercial Lending REIT (“CLR”), entered into a Master Repurchase Agreement (the “CLR Repurchase Agreement”) with Wells Fargo (the “Buyer”), which provides the CLR Seller up to $250.0 million of financing (the “CLR Maximum Financing Amount”) in connection with (i) the Buyer’s purchase of certain eligible assets from the CLR Seller and (ii) future funding advances from the Buyer to the CLR Seller. The proceeds from the CLR Repurchase Agreement will be used to finance certain commercial real estate mortgage loans originated or acquired by CLR, a subsidiary of the Company, and/or its affiliates.
Advances under the CLR Repurchase Agreement accrue interest at per annum rates based on the Term Secured Overnight Financing Rate (“SOFR”), plus a spread to be determined by the Buyer on a case-by-case basis (“Price Differential”). The initial maturity date of the CLR Repurchase Agreement is August 15, 2027, with three one-year extensions at the CLR Seller’s option, which may be exercised upon the satisfaction of certain conditions set forth in the CLR Repurchase Agreement.
In connection with the CLR Repurchase Agreement, the Company (the “Initial Guarantor”) and CLR (the “Replacement Guarantor”) (each, a “Guarantor” and, collectively, the “Guarantors”) entered into a guaranty with the Buyer (the “Guaranty”) on a joint and several basis until the satisfaction of certain terms and conditions as set forth in the Guaranty, at which point the Replacement Guarantor will become the sole guarantor under the Guaranty (the “Guarantor Replacement Event”). Under the Guaranty, the Initial Guarantor and the Replacement Guarantor agreed to guarantee the CLR Seller’s obligations under the CLR Repurchase Agreement. Subject to certain exceptions, the maximum aggregate liability under the Guaranty will not exceed 25% of the aggregate outstanding repurchase price of all purchased assets.
Pursuant to the CLR Repurchase Agreement, the initial purchase price for a purchased asset is the product of (i) the applicable percentage, which is up to 75% or another percentage as determined by the Buyer for hotel assets and up to 80% or another percentage as determined by the Buyer for all other asset types, and (ii) the Market Value (as defined in the CLR Repurchase Agreement) of the purchased asset.
Pursuant to the CLR Repurchase Agreement, the repurchase price of a purchased asset will equal the sum of (i) the outstanding purchase price of such purchased asset as of such date; (ii) the accrued and unpaid Price Differential of such purchased asset; and (iii) all other amounts due and payable by the CLR Seller, the Guarantors and the Pledgor (as defined in the CLR Repurchase Agreement) to the Buyer pursuant to the CLR Repurchase Agreement.
The CLR Repurchase Agreement and the Guaranty contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of these types. In addition, the Guaranty contains financial covenants that require the then-current Guarantor(s), after giving effect to the Guarantor Replacement Event, if applicable, to maintain: (i) minimum liquidity of not less than the lower of (a) $50.0 million and (b) the greater of (A) $10.0 million and (B) 5% of the Recourse Indebtedness (as defined in the Guaranty) of the then-current Guarantor(s); (ii) minimum tangible net worth (including consolidated subsidiaries) greater than or equal to the sum of (a) $1.0 billion plus (b) 75% of the equity issued by the Guarantors (including consolidated subsidiaries) following the Closing Date, minus (c) the aggregate amount of any equity redemptions or similar transactions by the Guarantors (including consolidated subsidiaries) following the Closing Date; (iii) maximum leverage ratio of total indebtedness to total equity less than or equal to 4.00 to 1.00; and (iv) minimum interest coverage ratio of EBITDA (as defined in the Guaranty) to interest expense greater than or equal to 1.40 to 1.00.

The foregoing summary of the the Fourth Amendment, the CLR Repurchase Agreement and the Guaranty does not purport to be a complete description and is qualified in its entirety by the full text of the Fourth Amendment, the CLR Repurchase Agreement and the Guaranty, which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Fourth Amendment to Master Repurchase Agreement, dated August 15, 2025, by and between CMFT RE Lending Sub WF, LLC and Wells Fargo Bank, N.A.
10.2	Master Repurchase Agreement, dated August 15, 2025, by and between CLR RE Lending RF Sub WF, LLC and Wells Fargo Bank, N.A.
10.3	Guaranty, dated as of August 15, 2025, by CIM Real Estate Finance Trust, Inc. and CIM Commercial Lending REIT for the benefit of Wells Fargo Bank, N.A.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2025	CIM REAL ESTATE FINANCE TRUST, INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer, Principal Accounting Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)